REVOCABLE PROXY

            SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TRIANGLE
        BANCORP, INC. FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD
                               SEPTEMBER __, 1997



The undersigned shareholder of Triangle Bancorp, Inc. ("Triangle") hereby constitutes and appoints ______________, _________________ and _______________,
or any of them, as attorneys-in-fact and proxies, with full power of substitution to represent and vote as directed below, all shares of the common stock of Triangle held of record by the undersigned on ____________, 1997, at the Special Meeting of Shareholders of Triangle to be held on September __, 1997 at _____ p.m., local time, at _________________, _______________,Raleigh, North
Carolina, and at any adjournments thereof (the "Special Meeting").

1. PROPOSAL TO APPROVE MERGER. Proposal to approve the Agreement and Plan or Reorganization and Merger, dated as of April 25, 1997, and the related Plan of Merger (collectively, the "Agreement"), by and between Triangle and Bank of Mecklenburg ("Mecklenburg"), and to approve the transactions contemplated therein, pursuant to which, among other matters, (i) at the effective time, Mecklenburg will merge with a subsidiary of Triangle (the "Merger") and become the wholly-owned subsidiary of Triangle, and (ii) each share of common stock of Mecklenburg outstanding immediately prior to the Merger will be converted into
1.0 share of the common stock, no par value, of Triangle.

 [ ] FOR                [ ] AGAINST                      [ ] ABSTAIN

2. PROPOSAL TO APPROVE AMENDMENT TO THE BYLAWS. To consider and vote on a proposal to amend Article III, Section 2 of Triangle's Bylaws to increase the maximum number of directors from 26 to 28.

3. OTHER BUSINESS. To vote the shares of Mecklenburg common stock represented by this appointment of proxy upon such other matters as may properly come before the Special Meeting and any adjournments thereof in accordance with their best judgment.

PLEASE VOTE, SIGN AND DATE THIS APPOINTMENT OF PROXY ON THE REVERSE SIDE AND PROMPTLY RETURN IT USING THE ENCLOSED ENVELOPE.

                           (continued from other side)

         THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED AS DIRECTED ABOVE. IN THE ABSENCE OF ANY DIRECTION, THE PROXIES WILL VOTE THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY FOR PROPOSALS 1 AND 2. SHOULD OTHER MATTERS PROPERLY COME BEFORE THE SPECIAL MEETING, THE PROXIES WILL BE AUTHORIZED TO VOTE THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY IN ACCORDANCE WITH THEIR BEST JUDGMENT. THIS APPOINTMENT OF PROXY MAY BE REVOKED BY THE HOLDER OF THE SHARES TO WHICH IT RELATES AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF TRIANGLE A WRITTEN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE OR BY ATTENDING THE SPECIAL MEETING AND ANNOUNCING HIS OR HER INTENTION TO VOTE IN PERSON.


                                         By signing this proxy, the
                                undersigned hereby acknowledges
                                receipt of the Notice of Special
                                Meeting, dated _______, 1997, and
                                the accompanying Joint Proxy
                                Statement/Prospectus of Mecklenburg
                                and Triangle.


                                 Dated:  _______________________________, 1997



                                 ---------------------------------------------
                                 Signature of Owner of Shares



                                 ---------------------------------------------
                                 Signature of Joint Owner of Shares (if any)


                                          Instruction: Please sign
                                 above exactly as your name appears
                                 on this appointment of proxy. Joint
                                 owners of shares should both sign.
                                 Fiduciaries or other persons signing
                                 in a representative capacity should
                                 indicate the authorized capacity in
                                 which they are signing.

IMPORTANT: TO INSURE THAT A QUORUM IS PRESENT AT THE SPECIAL MEETING, PLEASE SEND IN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND. EVEN IF YOU SEND IN YOUR APPOINTMENT OF PROXY, YOU WILL BE ABLE TO VOTE IN PERSON AT THE SPECIAL MEETING IF YOU SO DESIRE.


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